Exhibit 5.1

SIDLEY AUSTIN LLP 555 CALIFORNIA STREET SUITE 2000 SAN FRANCISCO, CA 94104 +1 415 772 1200 +1 415 772 7400 FAX AMERICA • ASIA PACIFIC • EUROPE

November 26, 2021

Atara Biotherapeutics, Inc.

611 Gateway Blvd., Suite 900

South San Francisco, CA 94080

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-253731 (the “Registration Statement”) filed by Atara Biotherapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company may from time to time issue and sell shares of the Company’s common stock, $0.0001 par value per share, having an aggregate offering price of up to $100,000,000 (the “Shares”). The Shares are to be issued and sold by the Company pursuant to a Sales Agreement, dated November 26, 2021 (the “Sales Agreement”), between the Company and Cowen and Company, LLC (the “Agent”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s base prospectus dated March 1, 2021 (the “Base Prospectus”), the Company’s prospectus supplement, dated November 26, 2021, filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Shares (together with the Base Prospectus, the “Prospectus”), the Sales Agreement, the certificate of incorporation of the Company, as amended to the date hereof, and the resolutions adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement and the issuance of the Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the

Sidley Austin (CA) LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Atara Biotherapeutics, Inc.

November 26, 2021

original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the issuance and sale of the Shares covered by the Registration Statement and Prospectus pursuant to the Sales Agreement have been duly authorized by the Company and such Shares will be validly issued, fully paid and nonassessable when (A) the number of Shares to be offered, issued and sold by the Company from time to time and the respective purchase prices, the Agent’s discounts or commissions, and times and dates of offering, issuance and sale, and the offering, issuance and sale thereof, have been duly authorized and approved by duly authorized officers of the Company, acting together if so required, all as provided in, and in compliance with the parameters, limitations and other terms set forth in resolutions duly adopted by the Board or any duly authorized committees thereof, and agreed upon by the Company, the Agent and the purchasers thereof and (B) such Shares are duly issued and delivered by the Company in accordance with the Sales Agreement against receipt by the Company of the agreed upon purchase price therefor in an amount not less than the aggregate par value therefor.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to any other laws, rules or regulations, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on or after the date hereof, which Current Report on Form 8-K will be incorporated by reference into the Registration Statement, and to all references to our Firm included in or made a part of the Registration Statement, including the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP